Exhibit 10.14.3

CONFIDENTIAL TREATMENT

Fourth Amendment to License and Service Agreement

This Fourth Amendment supplements the License and Service Agreement effective March 19, 2008 by and between TeleNav, Inc. (herein “LICENSOR”) and AT&T Mobility LLC (“AT&T”). LICENSOR and AT&T may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

A. LICENSOR and AT&T have previously entered into the License and Service Agreement (the “Agreement”) stated above.

B. LICENSOR has a new Information Service, TeleNav Track Lite, which it would like to make available to AT&T.

C. AT&T would like to offer for sale AT&T TeleNav Track Lite.

THEREFORE, LICENSOR and AT&T agree as follows:

1.	Effective Date. The effective date of this Fourth Amendment is June 16th, 2009.

2.	Term. This Fourth Amendment will remain in effect as long as the Agreement is in effect.

3.	Section A of Exhibit A to the Agreement is amended to add the following Information Service:

10) “AT&T TeleNav Track Lite” includes the following features:

•	Setup Wizard

•	Simplified UI

•	Get Current Location, Location Tracking

•	AGPS and Cell Site Location Support

•	Messaging via SMS

•	Group Management

•	Reports (Breadcrumb, Messaging, and more)

•	Google Earth KML Export

•	Custom Landmarks

•	Find Closest

•	Skill Attributes

•	Geofencing

•	POI Map Overlay

4.	The following new subsection (b) is added to Section 3 of Exhibit F to the Agreement:

b) Pricing for AT&T TeleNav Track Lite. With respect to AT&T TeleNav Tack Lite sold to Direct Bill Customers or Data Feature Customers, AT&T shall pay LICENSOR revenue share equal to [*****] of the Net Revenue charged by AT&T to End Users for AT&T TeleNav

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

Track Lite. For these purposes, “Net Revenue” means the gross price charged to End Users for AT&T TeleNav Track Lite (other than any transport or other telecommunications charges) excluding any credits, sales, use or other governmental charges. The Parties will mutually agree on any price change to TeleNav Track Lite. AT&T agrees to pay LICENSOR a one-time activation fee of [*****] for each vehicle activated with AT&T TeleNav Track Lite on AT&T’s network.

5.	This Fourth Amendment complies with Section 13.13 (Amendment) of the Agreement and is, therefore, integrated into the Agreement pursuant to Section 13.14 (Entire Agreement) of the Agreement.

6.	This Fourth Amendment is subject to the Agreement and in the event of any conflict between a provision of the Agreement and a provision in this Fourth Amendment; the provision of this Fourth Amendment will govern. In all other respects, the Agreement continues in full force and effect.

AGREED TO BY:

TELENAV, INC.		AT&T Mobility LLC, on behalf of its affiliates doing business as AT&T in the Area

By:	/s/ Douglas S. Miller	By:	/s/ Igor Glubochansky
(Authorized Signature)		(Authorized Signature)

Name:	Douglas S. Miller	Name:	Igor Glubochansky
Title:	CFO	Title:	Director, Industry Solution
Date:	6/16/09	Date:	6/16/2009

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.